Exhibit 16.1




                                                                MORGAN
                                                               & COMPANY
                                                          CHARTERED ACCOUNTANTS




April 5, 2004


Securities and Exchange Commission
Washington, D.C.
20549 USA


Dear Sirs:

We have read Knightsbridge's revised statements included under Item 4 of its Form 8-K/A, dated August 1, 2003 and we agree with such revised statements, except that we are not in a position to agree or disagree with Knightsbridge's statement that Knightsbridge has engaged a replacement auditor.




Yours truly,

"Jim Philip"


/s/ Jim Philip, C.A.
--------------------
    Jim Philip, C.A.
    for Morgan & Company



JLP/nm










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